Exhibit 99.2

MAX RE CAPITAL LTD. ANNOUNCES DIVIDEND

Hamilton, Bermuda, January 31 2003. Max Re Capital Ltd. (NASDAQ: MXRE: BSX: MXRE BH). The Board of Directors of Max Re Capital Ltd. declared a dividend of $0.02 per common share at a meeting of the Board held today.

The dividend is payable on March 3, 2003 to shareholders of record on February 17, 2003.

Max Re Capital Ltd. through its principal operating subsidiaries, Max Re Ltd., and Max Re Europe Limit offers customized reinsurance solutions to property and casualty insurers, life and health insurers, and large corporations.

The above remarks about future expectations, plans and prospects for the Company are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties. The factors that could cause actual results to differ materially from those suggested by such statements include but are not limited to those discussed in the Company’s prospectus filed with the Securities and Exchange Commission. Max Re undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contact Information:

Keith S. Hynes	N. James Tees
Executive Vice President & CFO	Senior Vice President & Treasurer
441-296-8800	441-296-8800
keithh@maxre.bm	jimt@maxre.bm